UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2007

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA 31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

On September 7, 2007, pursuant to that certain Securities Purchase Agreement dated as of August 15, 2007, Health Discovery Corporation (the “Company”) completed the sale to accredited institutional and individual investors of restricted common stock and warrants to acquire restricted common stock for $2,110,000 in cash and the conversion of approximately $1,568,100 of the Company’s outstanding indebtedness into restricted common stock and warrants to acquire restricted common stock. The Company has received non-binding commitments from additional secured debt holders regarding the conversion of approximately $594,000 in outstanding principal and accrued interest. Under the terms of the sale, the Company issued 45,976,322 shares of restricted common stock, which represents approximately 28% of the total shares outstanding. In addition, each purchaser of common stock was granted a warrant to acquire an equal number of shares of restricted common stock at a fixed price of $0.14 per share until September 2010, and a warrant to acquire an equal number of shares of restricted common stock at a fixed price of $0.19 per share until September 2010. These warrants could result in the issuance of up to 91,952,644 additional shares of restricted common stock upon exercise and the payment of the aggregate exercise price of approximately $15,172,000. Neither the shares sold pursuant to the private placement nor the shares issuable upon the exercise of the warrants will be immediately registered under either federal or state securities laws and must be held for at least one year from the time they are issued or until a registration statement covering such securities is declared effective by the Securities and Exchange Commission. The Company has agreed to file a registration statement within 45 days of the filing of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and to have that registration statement declared effective thereafter.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2007, the Company and Dr. Stephen Barnhill, the Company’s Chief Executive Officer, entered into an amendment to Dr. Barnhill’s employment agreement whereby Dr. Barnhill’s monthly salary was increased to $20,000. A copy of the amendment to Dr. Barnhill’s employment agreement is attached hereto as Exhibit 99.1.

On September 10, 2007, the Company and Daniel R. Furth, the Company’s Executive Vice President and Principal Financial Officer, entered into an amendment to Mr. Furth’s employment agreement whereby Mr. Furth’s monthly salary was increased to $9,000. A copy of the amendment to Mr. Furth’s employment agreement is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Fourth Amendment to Employment Agreement between the Company and Stephen D. Barnhill, M.D. dated September 10, 2007

Exhibit 99.2	Second Amendment to Employment Agreement between the Company and Daniel R. Furth dated September 10, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: September 10, 2007
	By:	/s/ Daniel Furth
Daniel Furth
Principal Financial Officer

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